Compañía Cervecerías Unidas S.A.

Exhibit 4: Segment Information - Twelve Months Ended December 31, 2002

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Others
	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	132.032	131.895	23.665	52.127	110.069	111.396	74.717	69.285	583	428
Other products (*)	2.442	2.001	1.217	2.597	725	349	441	307	14.641	16.765
Total	134.474	133.895	24.881	54.724	110.794	111.744	75.158	69.592	15.224	17.193
% change	0,4%		-54,5%		-0,9%		8,0%		-11,5%

Cost of sales	(56.594)	(54.356)	(19.229)	(28.750)	(51.338)	(53.909)	(46.859)	(43.487)	(11.242)	(11.446)
% of sales	42,1%	40,6%	77,3%	52,5%	46,3%	48,2%	62,3%	62,5%	73,8%	66,6%

SG&A	(50.586)	(49.783)	(17.460)	(32.963)	(49.349)	(49.045)	(18.835)	(16.525)	(1.445)	(1.924)
% of sales	37,6%	37,2%	70,2%	60,2%	44,5%	43,9%	25,1%	23,7%	9,5%	11,2%

Operating profit	27.294	29.756	(11.808)	(6.989)	10.107	8.790	9.464	9.580	2.537	3.823
% change	-8,3%		-69,0%		15,0%		-1,2%		-33,6%
% of sales	20,3%	22,2%	-47,5%	-12,8%	9,1%	7,9%	12,6%	13,8%	16,7%	22,2%

Depreciation	17.055	15.978	9.581	9.880	11.075	11.283	2.113	2.055	1.322	1.281
Amortization	616	484	521	461	147	144	248	233	3	3
EBITDA	44.966	46.218	(1.707)	3.353	21.329	20.217	11.825	11.868	3.862	5.107
% change	-2,7%		N/A		5,5%		-0,4%		-24,4%
% of sales	33,4%	34,5%	-6,9%	6,1%	19,3%	18,1%	15,7%	17,1%	25,4%	29,7%
* The "Other products" line corresponds to intercompany sales in the "Other" segment.

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine
	2002	2001	2002	2001	2002	2001	2002	2001
VOLUMES & PRICING
					Total**		Total
Volume (HLs)	3.501.897	3.482.683	1.603.696	1.512.097	4.136.351	4.127.298	966.329	845.678
% change	0,6%		6,1%		0,2%		14,3%		Beer - Argentina (Argentinean GAAP)
											2002	2001
					Soft Drinks		Domestic		OPERATING RESULTS
					3.112.465	3.179.069	511.614	428.155	(all figures in A$ thousand)
					-2,1%		19,5%		Revenues
					Nectars		Export***		Core products		124.654	163.814
					281.724	225.218	454.716	417.523	Other products		669	3.941
					25,1%		8,9%		Total		125.323	167.755
					Mineral Water				% Change		-25,3%
					742.162	723.012
					2,6%				Cost of sales		(90.156)	(95.944)
									% of Sales		71,9%	57,2%
* Volumes include exports of 34,668 (26,591 to Chile) and 40,993 (32,153 to Chile) hectoliters in 2002 and 2001 respectively.
** In unit cases, sales from the soft drink and mineral water segment totaled 72.8 million and 72.7 million in 2002 & 2001, respectively.									SG&A		(76.529)	(105.412)
*** Includes 4,925 HL and 8,942 HL sold in Argentina during 2002 and 2001 respectively.									% of Sales		61,1%	62,8%
					Total		Total
Price (Ch$ / HL)	37.703	37.867	14.956	35.235	26.610	26.990	77.445	81.989	Operating profit		(41.362)	(33.600)
% change (real)	-0,4%		-57,6%		-1,4%		-5,5%		% of Sales		33,0%	20,0%

					Soft Drinks		Domestic		Depreciation		36.637	38.399
					26.645	26.933	46.385	50.814	Amortization		654	643
					-1,1%		-8,7%		EBITDA		(4.071)	5.441
					Nectars		Export
					37.687	38.177	112.392	113.958
					-1,3%		-1,4%
					Mineral Water
					22.259	23.671
					-6,0%